As filed with the Securities and Exchange Commission on May 21, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BlackRock, Inc.

(Exact name of registrant as specified in its charter)

Delaware	32-0174431
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

50 Hudson Yards, New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

BlackRock, Inc. Third Amended and Restated 1999 Stock Award and Incentive Plan

(Full title of the plan)

Christopher J. Meade, Esq.

Chief Legal Officer and General Counsel

BlackRock, Inc.

50 Hudson Yards

New York, New York 10001

(Name and address of agent for service)

(212) 810-5800

(Telephone number, including area code, of agent for service)

Copy to:

Laura Kaufmann Belkhayat, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

(212) 735-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933 (the “Securities Act”) to register 8,027,190 shares of common stock, par value $0.01 per share (the “Common Stock”), of BlackRock, Inc. (“BlackRock” or the “Registrant”), which includes (i) an additional 7,000,000 shares issuable under the BlackRock, Inc. Third Amended and Restated 1999 Stock Award and Incentive Plan (the “Plan”) and (ii) 1,027,190 shares previously issued pursuant to one or more of the Prior Registration Statements (as defined herein), which were subsequently forfeited and recycled for future issuance under the BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan (the “Prior Plan”), and are available for future issuance under the Plan. The Plan amended and restated the Prior Plan to, among other things, increase the maximum aggregate number of shares of Common Stock that may be issued under the Plan by 7,000,000 shares. This Registration Statement hereby incorporates by reference the contents of the registration statements on Form S-8 filed by BlackRock on September 29, 2006 (Registration No. 333-137708), September 13, 2010 (Registration No. 333-169329), July 31, 2014 (Registration No. 333-197764) and June 1, 2018 (Registration No. 333-225372) (collectively, the “Prior Registration Statements”) with respect to the Plan. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate.

PART I INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS*

*

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428(b)(1) under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I have been or will be delivered to the participants in the Plan as required by Rule 428(b). Pursuant to General Instruction E to Form S-8, BlackRock hereby incorporates by reference the contents of the Prior Registration Statements, except as supplemented by the information set forth below.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the “Commission”) by BlackRock are incorporated herein by reference and made a part hereof:

(a)	BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on February 23, 2024;

(b)	BlackRock’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the Commission on May 7, 2024;

(c)

BlackRock’s Current Reports on Form 8-K filed with the Commission on January  12, 2024 (with respect to items 3.02 and 8.01 only), March  6, 2024, March  14, 2024, March  15, 2024, March  28, 2024 and May 17, 2024;

(d)	BlackRock’s definitive Proxy Statement on Schedule 14A filed on April 4, 2024; and

(e)

The description of BlackRock’s common stock contained in its registration statement on its predecessor, BlackRock Holdco 2, Inc.’s (formerly BlackRock, Inc.) Form 8-A, filed on September 15, 1999, as updated by the description of BlackRock’s common stock contained in Exhibit 4.12 to the Form 10-Q for the quarter ended March 31, 2022 and including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by BlackRock pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6. Indemnification of Directors and Officers

BlackRock’s amended and restated certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, none of BlackRock’s directors will be liable to BlackRock or its stockholders for monetary damages for the breach of his or her fiduciary duty as a director. Under the Delaware General Corporation Law, this provision does not eliminate or limit the liability of any director or officer if a judgment or other final adjudication establishes that his or her acts or omissions constituted a breach of his or her duty of loyalty to BlackRock or BlackRock’s stockholders or were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she derived an improper personal benefit from any transaction or that such director’s acts violated Section 174 of the Delaware General Corporation Law or an officer in any action by or in the right of BlackRock.

As a result of this provision, BlackRock and BlackRock’s stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care. Although stockholders may continue to seek injunctive or other equitable relief for an alleged breach of fiduciary duty by a director, stockholders may not have any effective remedy against the challenged conduct if equitable remedies are unavailable.

BlackRock’s amended and restated bylaws provide that BlackRock will indemnify, to the fullest extent permitted by the Delaware General Corporation Law, any person who was or is a party to any threatened, pending, or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) because he or she is or was a director or officer of BlackRock’s, or is or was serving at BlackRock’s request as a director or officer of BlackRock or another corporation, partnership, joint venture, trust or other enterprise. BlackRock’s amended and restated bylaws provide that indemnification will be from and against expenses, liabilities, losses, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement by the director or officer.

Item 8. Exhibits.

See the Index of Exhibits, which is incorporated herein by reference.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective Registration Statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the undersigned Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the undersigned Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned Registrant pursuant to the foregoing provisions, or otherwise, the undersigned Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned Registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of BlackRock.

4.2(2)	Certificate of Change of Registered Agent and/or Registered Office.

4.3(3)	Amended and Restated Bylaws of BlackRock.

4.4(4)	Specimen of Common Stock Certificate.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the legality of the securities being registered. *

10.1(5)	BlackRock, Inc. Third Amended and Restated 1999 Stock Award and Incentive Plan.

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm. *

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1). *

24.1	Power of Attorney (included on the signature pages hereto). *

107	Filing Fee Table *

*	Filed herewith.
(1)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on May 28, 2021.
(2)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on July 23, 2021.
(3)	Incorporated by reference to BlackRock’s Current Report on Form 8-K filed on September 15, 2023.
(4)	Incorporated by reference to BlackRock’s Registration Statement on Form S-8 (Registration No. 333-137708) filed on September 29, 2006.
(5)	Incorporated by reference to Annex B of BlackRock’s definitive Proxy Statement on Schedule 14A filed on April 4, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 21, 2024.

BlackRock, Inc.

By:	/s/ R. Andrew Dickson III
Name: R. Andrew Dickson III
Title: Managing Director and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laurence D. Fink, Robert S. Kapito, Martin S. Small, Christopher J. Meade, Laura J. Hildner and R. Andrew Dickson III, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution for him or her and his or her name, place and stead, in any and all capacities to sign the registration statement on Form S-8 to be filed in connection with the offerings of securities of BlackRock, Inc. and any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ LAURENCE D. FINK	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	May 21, 2024
Laurence D. Fink

/s/ MARTIN S. SMALL	Senior Managing Director and Chief Financial Officer (Principal Financial Officer)	May 21, 2024
Martin S. Small

/s/ MARC D. COMERCHERO	Managing Director and Chief Accounting Officer (Principal Accounting Officer)	May 21, 2024
Marc D. Comerchero

/s/ PAMELA DALEY	Director	May 21, 2024
Pamela Daley

/s/ WILLIAM E. FORD	Director	May 21, 2024
William E. Ford

/s/ FABRIZIO FREDA	Director	May 21, 2024
Fabrizio Freda

/s/ MURRY S. GERBER	Director	May 21, 2024
Murry S. Gerber

/s/ MARGARET L. JOHNSON	Director	May 21, 2024
Margaret L. Johnson

/s/ ROBERT S. KAPITO	Director	May 21, 2024
Robert S. Kapito

/s/ CHERYL D. MILLS	Director	May 21, 2024
Cheryl D. Mills

/s/ AMIN H. NASSER	Director	May 21, 2024
Amin H. Nasser

/s/ GORDON M. NIXON	Director	May 21, 2024
Gordon M. Nixon

/s/ KRISTIN PECK	Director	May 21, 2024
Kristin C. Peck

/s/ CHARLES H. ROBBINS	Director	May 21, 2024
Charles H. Robbins

/s/ MARCO ANTONIO SLIM DOMIT	Director	May 21, 2024
Marco Antonio Slim Domit

/s/ HANS E. VESTBERG	Director	May 21, 2024
Hans E. Vestberg

/s/ SUSAN L. WAGNER	Director	May 21, 2024
Susan L. Wagner

/s/ MARK WILSON	Director	May 21, 2024
Mark Wilson